                                                                   Exhibit 99.d7
                               Revised Schedule A
                             Dated March 27, 2000
                                     to the
                         Investment Advisory Agreement
                                    between
                               STI Classic Funds
                                      and
                           Trusco Capital Management


Pursuant to Article 3, the Trust shall pay the Adviser compensation at an annual rate as follows:

Portfolio                                              Fee
----------                                             ---

Prime Quality Money Market Fund                        .65%

U.S. Government Securities
Money Market Fund                                      .65%

Tax -Exempt
Money Market Fund                                      .55%

Short-Term Bond Fund                                   .65%

Short-Term U.S. Treasury Securities Fund               .65%

Sunbelt Equity Fund                                   1.15%

U.S. Government Securities Fund                        .74%

International Equity Index Fund                        .90%

Classic Institutional Cash Management
Money Market Fund                                      .20%

Classic Institutional U.S. Treasury Securities
Money Market Fund                                      .20%

Small Cap Growth Stock Fund                           1.15%

Tax Sensitive Growth Stock Fund                       1.15%

Maryland Municipal Bond Fund                           .65%

Virginia Intermediate Municipal Bond Fund              .65%

Virginia Municipal Bond Fund                           .65%

Tax-Free Money Market Fund                             .40%

U.S. Treasury Money Market Fund                        .65%

Growth and Income Fund                                 .90%

Life Vision Maximum Growth Portfolio                   .25%

Life Vision Growth and Income Portfolio                .25%

Life Vision Balanced Portfolio                         .25%

Classic Institutional U.S. Government Securities
Money Market Fund                                      .20%

Core Equity Fund                                      1.10%

E-Commerce Opportunity Fund                           1.10%

High Income Fund                                       .80%

                                       2